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                                                                    Exhibit 10.9

                             JHFSC ACQUISITION CORP.
                             1996 STOCK OPTION PLAN

     1.   PURPOSE OF THE PLAN.

     This stock option plan (the "Plan") is intended to encourage ownership of the stock of JHFSC Acquisition Corp., a Delaware corporation (the "Company"), by employees of the Company and its subsidiaries, to induce qualified personnel to enter and remain in the employ of the Company or its subsidiaries and otherwise to provide additional incentive for optionees to promote the success of the Company's business.

     2.   STOCK SUBJECT TO THE PLAN.

          (a) The total number of shares of the authorized but unissued or treasury shares of the common stock, $.01 par value per share, of the Company (the "Common Stock") for which options may be granted under the Plan shall not exceed 1,200,000 shares, subject to adjustment as provided in Section 12 hereof.

          (b) Stock issuable upon exercise of an option granted under the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Board of Directors of the Company or the Committee (as defined below).

     3.   ADMINISTRATION OF THE PLAN.

          (a) At the discretion of the Company's Board of Directors, the Plan shall be administered either by (i) the full Board of Directors of the Company or (ii) a committee (the "Committee") consisting of two or more members of the Company's Board of Directors, to whom the Board of Directors may delegate its authority hereunder. In the event the full Board of Directors is the administrator of the Plan, references herein to the Committee shall be deemed to include the full Board of Directors. The Board of Directors may from time to time appoint a member or members of the Committee in substitution for or in addition to the member or members then in office and may fill vacancies on the Committee however caused. The Committee shall choose one of its members as Chairman and shall hold meetings at such times and places as it shall deem advisable. A majority of the members of the Committee shall constitute a quorum and any action may be taken by a majority of those present and voting at any meeting, unless otherwise expressly provided herein. So long as the Company maintains a Compensation Committee of the Board of Directors, the Committee shall consist of the same members as comprise the Compensation Committee. Notwithstanding any other provision contained herein, at any time during which the Company has a class of equity securities registered under the Securities Exchange Act of 1934, as amended (the "Act"), the members of the Committee shall meet all the requirements of the Act and the rules promulgated thereunder.

          (b) Any action may also be taken without the necessity of a meeting by a written instrument signed by a majority of the Committee. The decision of the Committee as to




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all questions of interpretation and application of the Plan shall be final, binding and conclusive on all persons. The Committee shall have the authority to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement granted hereunder in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency. No Committee member shall be liable for any action or determination made in good faith.

     4.   TYPE OF OPTIONS.

     Options granted pursuant to the Plan shall be authorized by action of the Board of Directors or Committee and may be designated as either incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code of 1986 (the "Code") or non-qualified options which are not intended to meet the requirements of such Section 422 of the Code, the designation to be in the sole discretion of the Committee.

     5.   ELIGIBILITY.

          (a) Options may be granted only to employees (including directors and officers who are employees) of the Company or of any subsidiary corporation (herein called "subsidiary" or "subsidiaries"), as defined in Section 424 of the Code and the regulations promulgated thereunder (the "Regulations"). Directors and officers who are not otherwise employees of the Company or a subsidiary shall not be eligible to be granted an option pursuant to the Plan. In determining the eligibility of an individual to be granted an option, as well as in determining the number of shares to be issuable pursuant to options granted to any individual, the Committee shall take into account the position and responsibilities of the individual being considered, the nature and value to the Company or its subsidiaries of his or her service and accomplishments, his or her present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Committee may deem relevant.

          (b) No option designated as an incentive stock option shall be granted to any employee of the Company or any subsidiary if such employee owns, immediately prior to the grant of an option, stock representing more than 10% of the voting power or more than 10% of the value of all classes of stock of the Company or a parent or a subsidiary, unless the purchase price for the stock under such option shall be at least 110% of its fair market value at the time such option is granted and the option, by its terms, shall not be exercisable more than five years from the date it is granted. In determining the stock ownership under this paragraph, the provisions of Section 424(d) of the Code shall be controlling. In determining the fair market value under this paragraph, the provisions of Section 7 hereof shall apply.

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     6.   OPTION AGREEMENT.

     Each option shall be evidenced by an option agreement (the "Agreement") duly executed on behalf of the Company and by the optionee to whom such option is granted, which Agreement shall comply with and be subject to the terms and conditions of the Plan. The Agreement may contain such other terms, provisions and conditions which are not inconsistent with the Plan as may be determined by the Committee, provided that options designated as incentive stock options shall meet all of the conditions for incentive stock options as defined in Section 422 of the Code. The date of grant of an option shall be as determined by the Committee. More than one option may be granted to an individual.

     7.   OPTION PRICE.

          (a) Subject to the provision of Section 5(b), the option price or prices of shares of the Company's Common Stock for options, whether non-qualified or incentive stock options, shall be the fair market value of such Common Stock at the time the option is granted, as determined in accordance with
Section 7(b) below or such other price as the Committee may determine.

          (b) If such shares are then listed on any national securities exchange, the fair market value shall be the mean between the high and low sales prices, if any, on the largest such exchange on the business day immediately preceding the date of grant of the option or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales prices on the nearest date before and the nearest date after the date of grant in accordance with Section 25.2512-2 of the Regulations. If the shares are not then listed on any such exchange, the fair market value of such shares shall be the mean between the high and low sales prices, if any, as reported in the Nasdaq National Market for the business day immediately preceding the date of grant of the option, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant in accordance with Section 25.2512-2 of the Regulations. If the shares are not then either listed on any such exchange or quoted in the Nasdaq National Market, the fair market value shall be the mean between the average of the "Bid" and the average of the "Ask" prices, if any, as reported in the National Daily Quotation Service for the business day immediately preceding the date of grant of the option, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales prices on the nearest date before and the nearest date after the date of grant in accordance with Section 25.2512-2 of the Regulations. If the fair market value cannot be determined under the preceding three sentences, it shall be determined in good faith by the Committee.

     8.   MANNER OF PAYMENT; MANNER OF EXERCISE.

          (a) Options granted under the Plan may provide for the payment of the exercise price by delivery of (i) cash or a check payable to the order of the Company in an

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amount equal to the exercise price of such options, (ii) shares of Common Stock of the Company owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised, (iii) the cancellation of Shares covered by this Option which are then vested and exercisable having a fair market value (as determined in accordance with Section 7 of the Plan) equal in amount to the purchase price of the Shares being purchased, (iv) at the sole discretion of the Committee, a promissory note in accordance with Section 17 hereof, or (v) any combination of (i), (ii), (iii) and (iv); provided, however, that payment of the exercise price by delivery of shares of Common Stock of the Company owned by such optionee or cancellation of Shares covered by the option may be made only with the consent of the Committee if such payment results in a charge to earnings for financial accounting purposes as determined by the Committee. The fair market value of any shares of the Company's Common Stock which may be delivered upon exercise of an option shall be determined by the Committee in accordance with Section 7 hereof. With the consent of the Committee, payment may also be made by delivery of a properly executed exercise notice to the Company, together with a copy of irrevocable instruments to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

          (b) To the extent that the right to purchase shares under an option has accrued and is in effect, options may be exercised in full at one time or in part from time to time, by giving written notice, signed by the person or persons exercising the option, to the Company, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares as provided in subparagraph (a) above. Upon such exercise, delivery of a certificate for paid-up non-assessable shares shall be made at the principal office of the Company to the person or persons exercising the option at such time, during ordinary business hours, not more than thirty (30) days from the date of receipt of the notice by the Company, as shall be designated by the Company following receipt of such notice, or at such time, place and manner as may be agreed upon by the Company and the person or persons exercising the option.

     9.   EXERCISE OF OPTIONS.

          (a) Each option granted under the Plan shall, subject to Section 10(b) and Section 12 hereof, be exercisable at such time or times, during such period and under such conditions as shall be set forth in the Agreement; provided, however, that no option granted under the Plan shall have a term in excess of ten (10) years from the date of grant.

          (b) To the extent that an option to purchase shares is not exercised by an optionee when it becomes initially exercisable, it shall not expire but shall be carried forward and shall be exercisable, on a cumulative basis, until the expiration of the exercise period.

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     10.  TERM OF OPTIONS; EXERCISABILITY.

          (a)  TERM.

               (1) Each option shall expire not more than ten (10) years from the date of the granting thereof, but shall be subject to earlier termination as herein provided.

               (2) Except as otherwise provided in this Section 10, an option granted to any employee optionee who ceases to be an employee of the Company or one of its subsidiaries shall terminate on the 30th day after the date such optionee ceases to be an employee of the Company or one of its subsidiaries, or on the date on which the option expires by its terms, whichever first occurs.

               (3) If such termination of employment is because (i) the optionee has become permanently disabled (within the meaning of Section 22(e)(3) of the Code, or as such term is otherwise defined in the Agreement), (ii) the optionee has died, or (iii) the optionee has retired after the age of sixty
(60), such option shall terminate on the 180th day following the date such optionee ceases to be an employee, or on the date on which the option expires by its terms, whichever first occurs.

               (4) Notwithstanding subparagraphs (2) and (3) above, (i) the Committee may provide for expiration dates which are different than those set forth above in any specific Agreement evidencing options granted hereunder and
(ii) the Committee shall have the authority to extend the expiration date of any outstanding option in circumstances in which it deems such action to be appropriate; provided that no such Agreement or extension shall extend the term of an option beyond the date on which the option would have expired if no termination of the optionee's employment had occurred.

          (b) EXERCISABILITY. Except as otherwise may be provided in Section 12, an option granted to an employee optionee who ceases to be an employee of the Company or one of its subsidiaries shall be exercisable only to the extent that the right to purchase shares under such option has accrued and is in effect on the date such optionee ceases to be an employee of the Company or one of its subsidiaries.

     11.  OPTIONS NOT TRANSFERABLE.

     The right of any optionee to exercise any option granted to him or her shall not be assignable or transferable by such optionee otherwise than (i) by will or the laws of descent and distribution, or (ii) to the spouse or children of the optionee or a trust or family limited partnership or similar organization created solely for the benefit of one or more of such persons; PROVIDED THAT, prior to any registration by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act") no optionee shall assign or transfer any option if the result of such assignment or transfer shall be to increase, upon exercise of the option, the total

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number of holders of Common Stock without the prior written consent of the
Committee, which consent may be withheld by the Committee if it reasonably believes that withholding such consent will reduce the likelihood that the Company would be required to register its Common Stock under the Exchange Act. Any option granted under the Plan shall be null and void and without effect upon the bankruptcy of the optionee to whom the option is granted, or upon any attempted assignment or transfer not permitted hereunder, except as herein provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, divorce, trustee process or similar process, whether legal or equitable, upon such option.

     12.  RECAPITALIZATIONS, REORGANIZATIONS AND THE LIKE.

          (a) In the event that the outstanding shares of the Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of shares as to which options may be granted under the Plan and as to which outstanding options or portions thereof then unexercised shall be exercisable, to the end that securities or other consideration issuable upon exercise of any option after such event shall be equivalent to the securities or other consideration which would have been issuable in respect of the shares issued upon exercise of such option had such exercise been completed prior to such event; such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the option price per share and subject to no other change which would be adverse to the interests of the optionee.

          (b) In addition, in the case of (i) any sale or conveyance to another entity of all or substantially all of the assets or properties of the Company including, without limitation, by way of merger or consolidation, or (ii) a Change in Control (as hereinafter defined), but in any event specifically excluding any public offering of stock by the Company, the Committee may, in its discretion, (1) cancel all outstanding options in exchange for consideration in cash, shares of stock or other securities of any such purchaser, which consideration shall be equal in value to the value of any cash, shares of stock or other securities the optionee would have received had the option been fully exercised as to all options (whether or not then exercisable) and no disposition of the shares acquired upon such exercise been made prior to such sale or conveyance, less the option price therefor or (2) agree with purchaser that purchaser may assume each outstanding option or replace each outstanding option with a comparable option to purchase shares of capital stock of any successor corporation or affiliate thereof. Upon any such option cancellation by the Committee or receipt of such consideration by the optionee, all outstanding options shall immediately terminate and be of no further force and effect. The value of the cash, stock or other securities the optionee would have received if the option had been exercised shall be determined in good faith by the Committee, and in the case of shares of the Common Stock of the Company, in accordance with the provisions of Section 7 hereof. The Committee shall also

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have the discretion to accelerate the exercisability of any options granted hereunder upon the happening of certain other events, such events to be specified in the applicable Agreement. Upon any acceleration pursuant to this
Section 12, any options or portion thereof originally designated as incentive stock options that no longer qualify as incentive stock options under Section 422 of the Code as a result of such acceleration shall be redesignated as non-qualified stock options. A "Change in Control" shall be deemed to have occurred if any person, or any two or more persons (other than the Thomas H. Lee Company and its affiliates, SCP Private Equity Partners, L.P. and its affiliates or the employees of the Company or its subsidiaries) shall acquire, whether by purchase, exchange, tender offer, merger, consolidation or otherwise, such additional shares of the Company's voting stock in one or more transactions, or series of transactions, such that following such transaction or transactions, such person or persons and affiliates beneficially own greater than fifty percent (50%) of the Company's voting stock outstanding, provided that, a Change of Control shall not include any public offering of stock by the Company.

          (d) Except as otherwise provided in this Section 12, upon dissolution or liquidation of the Company, all options granted under this Plan shall terminate, but each optionee (if at such time in the employ of or otherwise associated with the Company or any of its subsidiaries) shall have the right, immediately prior to such dissolution or liquidation, to exercise his or her option to the extent then exercisable.

          (e) No fraction of a share shall be purchasable or deliverable upon the exercise of any option, but in the event any adjustment hereunder of the number of shares covered by the option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares.

     13.  NO SPECIAL EMPLOYMENT RIGHTS.

     Nothing contained in the Plan or in any option granted under the Plan shall confer upon any option holder any right with respect to the continuation of his or her employment by the Company (or any subsidiary) or interfere in any way with the right of the Company (or any subsidiary), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the option holder from the rate in existence at the time of the grant of an option. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Committee at the time.

     14.  WITHHOLDING.

     The Company's obligation to deliver shares upon the exercise of any option granted under the Plan or payment of any consideration specified in Section 12 shall be subject to the option holder's satisfaction of all applicable Federal, state and local income, excise, employment and any other tax withholding requirements.

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     15.  RESTRICTIONS ON ISSUE OF SHARES.

          (a) Notwithstanding the provisions of Section 8, the Company may delay the issuance of shares covered by the exercise of an option and the delivery of a certificate for such shares until one of the following conditions shall be satisfied:

               (i) The shares with respect to which such option has been exercised are at the time of the issuance of such shares effectively registered or qualified under applicable Federal and state securities laws now in force or as hereafter amended; or

               (ii) Counsel for the Company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such shares are exempt from registration and qualification under applicable Federal and state securities laws now in force or as hereafter amended.

          (b) It is intended that all exercises of options shall be effective, and the Company shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to qualify shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purpose of covering the issuance of shares in respect of which any option may be exercised, except as otherwise agreed to by the Company in writing.

     16.  PURCHASE FOR INVESTMENT; RIGHTS OF HOLDER ON SUBSEQUENT REGISTRATION.

     Unless the shares to be issued upon exercise of an option granted under the Plan have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the "1933 Act"), the Company shall be under no obligation to issue any shares covered by any option unless the person who exercises such option, in whole or in part, shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring the shares issued pursuant to such exercise of the option for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the 1933 Act, or any other applicable law, and that if shares are issued without such registration, a legend to this effect may be endorsed upon the securities so issued. In the event that the Company shall, nevertheless, deem it necessary or desirable to register under the 1933 Act, or other applicable statutes, any shares with respect to which an option shall have been exercised, or to qualify any such shares for exemption from registration requirements of the 1933 Act, or other applicable statutes, then the Company may take such action and may require from each optionee such information in writing for use in any registration statement, supplementary registration statement, prospectus, preliminary prospectus or offering circular as is reasonably

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necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors and controlling persons from such holder against all losses, claims, damages and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

     17.  LOANS

     The Company may, in its discretion, make loans to optionees to permit them to exercise options. If loans are made, the requirements of all applicable Federal and state laws and regulations regarding such loans must be met.

     18.  MODIFICATION OF OUTSTANDING OPTIONS.

     The Committee may authorize the amendment of any outstanding option with the consent of the optionee when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of this Plan.

     19.  APPROVAL OF STOCKHOLDERS.

     The Plan shall be subject to approval by the vote of stockholders holding at least a majority of the voting stock of the Company present, or represented, and entitled to vote at a duly held stockholders' meeting, or by written consent of the stockholders as provided for under applicable state law, within twelve
(12) months after the adoption of the Plan by the Board of Directors and shall take effect as of the date of adoption by the Board of Directors upon such approval. The Committee may grant options under the Plan prior to such approval, but any such options shall become effective as of the date of stockholder approval only upon such approval and, accordingly, no such option may be exercisable prior to such approval.

     20.  TERMINATION AND AMENDMENT.

     The Board of Directors may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, that except as provided in this Section 20, the Board of Directors may not, without the approval of the stockholders of the Company obtained in the manner stated in
Section 19, increase the maximum number of shares for which options may be granted or change the designation of the class of persons eligible to receive options under the Plan. The Committee may grant options hereunder after an amendment to the Plan adopted by the Board of Directors requiring stockholder approval under Section 20, but any such option shall become effective as of the date of stockholder approval only upon such approval and, accordingly, no such option may be exercisable prior to such approval. The Committee may terminate, amend or modify any outstanding option without the consent of the option holder; provided, however, that, except as provided in Section 12, without the consent of

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the optionee, the Committee shall not change the number of shares subject to an option, nor the exercise price thereof, nor amend the term of such option nor make any other change that would be adverse to the interests of the optionee.

     21.  RESERVATION OF STOCK.

     The Company shall at all times during the term of the Plan reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of the Plan and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

     22.  LIMITATION OF RIGHTS IN THE OPTION SHARES.

     An optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the options except to the extent that the option shall have been exercised with respect thereto, the exercise price therefor shall have been paid in full, and the optionee has complied with all applicable provisions of the Plan and the Agreement pursuant to which such options were granted.

     23.  NOTICES.

     Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, if to the Company, to its principal place of business to the attention of the Corporate Secretary and, if to an optionee, to the address set forth on the records of the Company.

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